UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Repare Therapeutics Inc., a corporation governed by the Business Corporations Act (Québec) (the “Company”) will host a Virtual Investor Day beginning at 10:30 a.m. Eastern Time on Thursday, April 8, 2021, at which the Company will present on the progress of its proprietary drug discovery program, RP-6306. The Company’s RP-6306 product candidate is a synthetic lethal inhibitor focused on tumors with genetic alterations characterized by cyclin E1 (“CCNE1”) amplification. The Company is posting a copy of the Virtual Investor Day presentation to the “Investors” section of its website at https://ir.reparerx.com/events/event-details/virtual-investor-day-rp-6306-ccne-1-synthetic-lethal-inhibitor.

Item 8.01	Other Events.

On April 8, 2021, the Company issued a press release announcing highlights of its Virtual Investor Day webcast, including the proposed clinical trial design of the Phase 1 clinical trial of RP-6306. This trial is expected to enroll patients suffering from recurrent tumors characterized by CCNE1 amplification and other genomic alterations predicted to be sensitive to RP-6306. A copy of the release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: April 8, 2021